UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1 )

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 6, 2025

MacKenzie Realty Capital, Inc.
(Exact Name of Registrant as Specified in Its Charter)

000-55006
(Commission File Number)

Maryland	45-4355424
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

89 Davis Road, Suite 100
Orinda, California 94563
(Address of principal executive offices, including zip code)

(925) 631-9100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 per value	MKZR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No 1 to the Current Report on Form 8-K (the “Original Filing”) that was originally filed with the Securities and Exchange Commission on January 10, 2025 is being filed in order to include Exhibit 3.2(a). All other information in the Original Filing remains the same and has not been changed.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described under Item 5.07 below, the stockholders of MacKenzie Realty Capital, Inc., a Maryland corporation (the “Company”), approved, pursuant to the prior approval and recommendation of the Board of Directors, amendments to the Company’s Articles of Amendment and Restatement (as amended and restated, the “Second A&R Charter”) at the 2024 Special Meeting of Stockholders held on January 6, 2025 (the “Special Meeting”). Following shareholder approval, the second A&R Charter was filed with the State Department of Assessments and Taxation of Maryland and effective as of January 10, 2025. The Second A&R Charter is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on Schedule 14A in connection with the 2024 Special Meeting. The foregoing description of the Second A&R Charter does not purport to be complete and is subject to and qualified in its entirety by reference to the Second A&R Charter, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference herein.

On January 8, 2025, the Board of Directors of the Company approved, effective January 8, 2025, a Third Amended and Restated Bylaws (the “Third A&R Bylaws”). The following is a summary of changes effected by the adoption of the Third A&R Bylaws, which is qualified in its entirety by reference to the Third A&R Bylaws filed as Exhibit 3.2(a)  hereto and incorporated by reference herein. A redlined copy is attached hereto as Exhibit 3.2(b) which highlights all changes made in the Third Amended and Restated Bylaws as compared to the Company’s current Second Amended and Restated Bylaws).

General

In addition to the amendments described below, the Third A&R Bylaws include certain changes to (a) reflect amendments to the Maryland General Corporation Law (the “MGCL”), (b) conform to proposed changes to the Second A&R Charter, including changes made to reflect that the Company is no longer subject to the Statement of Policy Regarding Real Estate Investment Trusts promulgated by the North American Securities Administrators Association, Inc., (c) reflect recent developments in public company governance, (d) clarify certain corporate procedures, (e) conform language and style, and (f) bring the bylaws more in line with those of publicly listed companies.

Article II. Meetings of Stockholders

Annual Meetings.  The former Bylaws required that an annual meeting of stockholders be held during the month of October or such other date thereafter.  The Third A&R Bylaws delete the requirement that the annual meeting of stockholders must be held during a specific time of the year.

Special Meetings.  The former Bylaws required that a special meeting of stockholders be called by the secretary of the Company to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of all the votes entitled to be cast on such matter at such meeting.  The Third A&R Bylaws require the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast on such matter at such meeting.

Quorum.  The former Bylaws provided that the presence in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at a meeting of stockholders on any matter constituted a quorum.  The Third A&R Bylaws provide that the presence in person or by proxy of stockholders entitled to cast at least one-third of all the votes entitled to be cast at a meeting of stockholders on any matter constitutes a quorum.

Voting.  The former Bylaws contained provisions inconsistent with the MGCL and Second A&R Charter, including that the majority of outstanding shares, without the approval of the Board of Directors, could vote to amend the articles of incorporation or the former Bylaws, terminate the Company or remove a director. The Third A&R Bylaws remove such provisions.

Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.  The Third A&R Bylaws include more fully developed advance notice provisions for stockholder nominations for director and stockholder business proposals, including provisions addressing compliance with SEC Rule 14a-19 in connection with any stockholder solicitation of proxies for a contested election of directors.

Article III. Directors

Number.  The former Bylaws required the number of directors to be at least three, but no more than five.  The Third A&R Bylaws require that the number of directors never be less than the minimum number required by the MGCL, which is one, but no more than fifteen.

Qualifications. The former Bylaws contained provisions regarding certain qualifications to serve on the Board of Directors. The Third A&R Bylaws remove such qualifications, allowing the stockholders to exercise their judgment in selecting directors.

Voting.  The Third A&R Bylaws remove provisions that restrict the Board of Directors ability to amend the articles of incorporation or the bylaws, sell all or substantially all of the Company’s assets, cause the merger or other reorganization of the Company, or dissolve or liquidate the Company. Such provisions are either inconsistent with the Second A&R Charter or duplicative with current Maryland law that already requires stockholder approval for such matters.

Vacancies.  The Third A&R Bylaws delete the requirement contained in the former Bylaws that independent directors nominate replacements for vacancies among independent directors.

Article IV. Committees

Composition. The Third A&R Bylaws delete the requirement contained in the former Bylaws that a majority of the members of each committee of the Board of Directors be independent directors.

Article XIII.  Exclusive Forum for Certain Litigation

Exclusive Forum for Certain Litigation.  The Third A&R Bylaws require that, unless the Company consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, will be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought on behalf of the Company, other than actions arising under federal securities laws, (c) any action asserting a claim of breach of any duty owed by any director or officer or other employee to the Company or to the stockholders of the Company, (d) any action asserting a claim against the Company or any director or officer or other employee arising pursuant to any provision of the MGCL or the Company’s charter or bylaws, or (e) any other action asserting a claim against the Company or any director or officer or other employee that is governed by the internal affairs doctrine.

Article XIV.  Amendment of Bylaws

Amendment of Bylaws.  Consistent with the Second A&R Charter, the Third A&R Bylaws provide that the Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws.

Miscellaneous Deletions

The Third A&R Bylaws delete certain provisions related to (i) the delivery of annual reports, quarterly reports and tax information and (ii) stockholder inspection rights.

The foregoing description of the Third A&R Bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the Third A&R Bylaws, which are attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated by reference herein.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On January 6, 2025, the Company held its Special Meeting.  Three proposals were on the agenda for the Special Meeting relating to the approval of the proposal to amend and restate the charter: Proposal 1.A, the removal of certain limitations required by the North American Securities Administrators Association and other conforming and ministerial changes; Proposal 1.B, amendments to bring our charter more in line with those of publicly listed companies, and Proposal 1.C, relating to removal of provisions relating to the Investment Company Act.

Proposal 1.A was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
7,021,768.8	535,973	294,250

A total of 7,851,991.80 shares were present at the meeting, or 58.44% of shares outstanding and eligible to vote, so a quorum was reached.  Over 89.2% of all shares present at the meeting voted for proposal 1.A, and 52.26% of all outstanding shares voted in favor.

Proposal 1.B was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
7,185,674.8	432,722	233,595

A total of 7,851,991.80 shares were present at the meeting, or 58.44% of shares outstanding and eligible to vote, so a quorum was reached.  Over 91.52% of all shares present at the meeting voted for proposal 1.B, and 53.48% of all outstanding shares voted in favor.

Proposal 1.C was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
7,094,538.8	459,777	297,676

A total of 7,851,991.80 shares were present at the meeting, or 58.44% of shares outstanding and eligible to vote, so a quorum was reached.  Over 90.35% of all shares present at the meeting voted for proposal 1.C, and 52.8% of all outstanding shares voted in favor.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Articles of Amendment and Restatement of Mackenzie Realty Capital, Inc., effective as of January 10, 2025
3.2(a)	Third Amended and Restated Bylaws of Mackenzie Realty Capital, Inc., effective as of January 8, 2025
3.2(b)	Third Amended and Restated Bylaws of Mackenzie Realty Capital, Inc., effective as of January 8, 2025 (marked to show changes against the prior version)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE REALTY CAPITAL, INC.
(Registrant)

Date: January 10, 2025	By:	/s/ Robert Dixon
Robert Dixon
President